UNITED STATES
SECURITIES AND EXCHANGE COMMISSON
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TARO PHARMACEUTICAL INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Israel	98-0358412
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

14 Hakitor Street, Haifa Bay 26110, Israel

(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [  ]

Securities Act registration statement file number to which this form relates:  (if applicable)

Securities to be registered’ pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

Ordinary Shares, NIS 0.0001 nominal value per share	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12 (g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                   Description of Registrant’s Securities to be Registered.

The description of the ordinary shares, NIS 0.0001 nominal par value per share, of Taro Pharmaceutical Industries Ltd. (the “Registrant”), as set forth under the caption “Voting, Rights Attached to Shares, Shareholders’ Meetings and Resolutions” in Item 10.B of the Registrant’s Annual Report for the year ended December 31, 2010 on Form 20-F, as originally filed with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 on June 29, 2011 (Registration No. 000-22286), including exhibits, as amended on January 10, 2012 and as may be subsequently amended from time to time, is hereby incorporated by reference.

Item 2.                   Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities and Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  March 19, 2012

TARO PHARMACEUTICAL INDUSTRIES LTD.

By:	/s/ James Kedrowski
	Name:	James Kedrowski
	Title:	Interim Chief Executive Officer and Director